Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

CBIZ, INC.

ARTICLE 1

Offices

Section 1.1    Registered Office. The registered office of CBIZ, Inc., a Delaware corporation (the “Corporation”), shall be located at 1521 Concord Pike, Suite 201, Wilmington, Delaware 19803, County of New Castle. The name of the Corporation’s registered agent at such address is Corporate Creations Network Inc.

Section 1.2    Offices. The Corporation may establish or discontinue, from time to time, such other offices and places of business within or without the State of Delaware as the Board of Directors deems proper for the conduct of the Corporation’s business.

ARTICLE 2

Meetings of Stockholders

Section 2.1    Place of Meetings. All meetings of the stockholders may be held at such place, if any, either within or without the State of Delaware as the Board of Directors shall determine and state in the notice of meeting. The Board of Directors may, in its sole discretion, determine that meetings of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication as described in Section 2.2 of these Bylaws in accordance with Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”).

Section 2.2.    Meetings by Remote Communications. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication:

(a) participate in a meeting of stockholders; and

(b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided, that

(1)    the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder;

(2)    the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and

(3)    if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 2.3    Annual Meeting. An annual meeting of stockholders for the purpose of electing directors and transacting such other business as may properly come before it in accordance with these Bylaws shall be held at such date, time and place, if any, as shall be determined by the Board of Directors and stated in the notice of the meeting.

Section 2.4    Special Meetings. Special meetings of the stockholders, unless otherwise prescribed by statute, may only be called by the Board of Directors, Chair of the Board or by the Chief Executive Officer. Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice, but if no purposes are stated, then any business may be transacted which lawfully comes before the meeting.

Section 2.5    Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a timely notice in writing or by electronic transmission, in the manner provided in Section 232 of the DGCL, of the meeting, which shall state the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purposes for which the meeting is called, shall be given by the Secretary of the Corporation to each stockholder of record entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting.

Section 2.6    Quorum. The presence, in person or by proxy, of the holders of a majority of the shares of stock entitled to vote on every matter that is to be voted on, without regard to class or series, shall constitute a quorum at all meetings of the stockholders. In the absence of a quorum, either the chair of the meeting or the holders of a majority of such shares of stock present in person or by proxy may adjourn such meeting, from time to time, in the manner provided in Section 2.7 of these Bylaws, until a quorum shall be present or represented. A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to leave less than a quorum.

Section 2.7    Adjournment. Any meeting of the stockholders, annual or special, may be adjourned by the chair of the meeting from time to time for any reasonable purpose (including due to a technical failure to convene or continue a meeting using remote communication) to any other time and other place, if any, at which a meeting may be held under these Bylaws. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if: (a) the time, the place, if any, and the means of remote communication, if any, by which stockholders may be deemed to be present and vote at the meeting are: (i) announced at the meeting at which the adjournment is taken; (ii) displayed, during the time for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication; or (iii) set forth in the notice of meeting given in accordance with these Bylaws; and (b) the date of the adjourned meeting is not more than thirty (30) days after the date for which the meeting was originally noticed. Any business may be transacted at the adjourned meeting that might have been transacted at the meeting originally noticed. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of the adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting as of the record date fixed for notice of the adjourned meeting.

Section 2.8    Chair at Stockholders’ Meetings. The Chair of the Board, if one is elected, or, in his or her absence or disability, the Chief Executive Officer of the Corporation, or in the absence of the Chair of the Board and the Chief Executive Officer, a person designated by the Board of Directors shall be the chair of the meeting and, as such, preside at all meetings of the stockholders.

Section 2.9    List of Stockholders Entitled to Vote. The Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, at least ten (10) days ending on the day before the meeting date (a) on a reasonably accessible electronic network; provided that the information required to gain access to such list is provided with the notice of meeting or (b) during ordinary business hours at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Except as otherwise provided by law, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger and the list of stockholders or to vote in person or by proxy at any meeting of stockholders.

Section 2.10    Fixing Date for Stockholders of Record. In order that the Corporation may identify the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be less than ten (10) days nor more than sixty (60) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice of the meeting is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is given. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 2.11    Voting and Proxies. Subject to the provisions for fixing the date for stockholders of record:

(a) Each stockholder shall at every meeting of the stockholders be entitled to one vote for each share of stock held by that stockholder having voting rights as to the matter being voted upon except as otherwise specified in the Certificate of Incorporation.

(b) Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for that stockholder by proxy pursuant to an instrument in writing or by an electronic transmission permitted by law, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy expressly provides for a longer period. Any such proxy shall be delivered to the secretary of such meeting, at or prior to the time designated in the order of business for delivering such proxies. A copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission that could be used, provided that the copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. Any stockholder soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

(c) Unless otherwise required by law, the Certificate of Incorporation, or these Bylaws, the election of directors shall be decided by the affirmative vote of a majority of the votes cast with respect to a nominee at a meeting of stockholders for the election of directors, at which a quorum is present, by the stockholders entitled to vote in the election; provided, however, that, if the Secretary of the Corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the requirements for stockholder nominees for director set forth in Section 2.14 of these Bylaws and (ii) such nomination has not been withdrawn by such stockholder on or prior to the tenth (10th) day preceding the date the Corporation gives notice of such meeting, directors shall be elected by a plurality of the votes cast by the holders of the shares present in person or represented by proxy at the meeting of stockholders and entitled to vote on such election of directors.

(d) Unless otherwise required by law, the Certificate of Incorporation, or these Bylaws, any matter, other than the election of directors, properly presented to any meeting of stockholders shall be decided by the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter.

Section 2.12    Inspectors of Elections. In advance of any meeting of the stockholders, the Board of Directors or the chair of such meeting shall appoint one or more inspectors of election to act at such meeting or at any adjournments thereof and make a written report thereof. One or more persons may also be designated by the Board of Directors or the chair of such meeting as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chair of such meeting shall appoint one or more inspectors to act at such meeting. No director or nominee for the office of director at such meeting shall be appointed an inspector of election. Each inspector, before entering upon the discharge of the inspector’s duties, shall first take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of such person’s ability. The inspectors of election shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period and file with the secretary of the meeting a record of the disposition of any challenges made to any determination by the inspectors, and (e) make and file with the secretary of the meeting a certificate of their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

Section 2.13    Consent of Stockholders in Lieu of Meeting. Any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, without a prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of such action without a meeting by less than unanimous written consent shall be given to each stockholder who did not consent thereto in writing. Any such notice shall have been given promptly if such notice is delivered or mailed within ten (10) days of the taking of such action to each such stockholder in the manner provided in Section 2.5 of these Bylaws.

Section 2.14    Notice of Stockholder Business and Nominations.

(a) At any annual meeting of the stockholders, only such persons who are nominated in accordance with the procedures set forth in this section shall be eligible to stand for election as directors and only such business shall be conducted as shall have been properly brought before the meeting in accordance with the procedures set forth in this section. Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders at an annual meeting of stockholders may be made (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto), given by or at the direction of the Board of Directors, (ii) otherwise by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who is a stockholder of record at the time of the giving of notice required in this Section 2.14, is entitled to vote at the meeting and who complies with the procedures set forth in this Section (such stockholder, a “Record Holder”). Clause (iii) of the immediately preceding sentence shall be the exclusive means for a stockholder to make nominations or submit other business proposals at any annual meeting of the stockholders (other than matters properly brought under and in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

(b) Without qualification or limitation, for any nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 2.14(a) of these Bylaws, the stockholder must have given timely notice thereof (including, in the case of nominations, the completed and signed questionnaire, representation and agreement required by Section 2.15 of these Bylaws) and timely updates and supplements thereof in writing to the Secretary of the Corporation and such proposed business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice must be received by the Secretary of the Corporation at the principal executive offices of the Corporation no earlier than the one-hundred twentieth (120th) day and not later than the close of business on the ninetieth (90th) day prior to the first anniversary of the date of the prior year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting of stockholders is more than thirty (30) days before or more than sixty (60) days after the first anniversary of the prior year’s annual meeting of stockholders or if the Corporation did not hold an annual meeting of stockholders in the prior year, then such notice must be received no earlier than the close of business on the one-hundred twentieth (120th) day prior to the date of the annual meeting of stockholders and no later than the close of business on the ninetieth (90th) day prior to the date of the annual meeting of stockholders or, if later, the tenth (10th) day after public disclosure of the date of the annual meeting of stockholders. In no event shall an adjournment or postponement of an annual meeting of stockholders, or the public announcement thereof, commence a new time period (or extend any time period) for the giving of a notice by a stockholder. For the avoidance of doubt, a stockholder shall not be permitted to make additional or substitute nominations following the expiration of the time periods set forth in this Section.

(c) To be in proper form, every notice by a Record Holder must set forth, as to the Record Holder, the following information together with a representation as to the accuracy of the information:

(i)    the name and address of the Record Holder as they appear on the Corporation’s books and the names and addresses of any Stockholder Associated Person (as defined below) of the Record Holder;

(ii)    the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by the Record Holder or any Stockholder Associated Person of the Record Holder (except that such Record Holder or Stockholder Associated Person of the Record Holder shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Record Holder or Stockholder Associated Person of the Record Holder has a right to acquire beneficial ownership at any time in the future) and the date such ownership was acquired;

(iii)    any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or providing for a settlement payment or mechanism based on the price of any class or series of shares of the Corporation or with a value derived in whole or in part from the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) that is directly or indirectly owned beneficially by the Record Holder or any Stockholder Associated Person of the Record Holder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the price, value or volatility of shares of the Corporation;

(iv)    any proxy, contract, arrangement, understanding or relationship pursuant to which the Record Holder or Stockholder Associated Person of the Record Holder has a right to vote or has granted a right to vote any shares of any security of the Corporation;

(v)    any short interest or other borrowing arrangement in any shares or other security of the Corporation (for purposes of these Bylaws a person shall be deemed to have a short interest in a security if the Record Holder or any Stockholder Associated Person of the Record Holder directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security);

(vi)    any rights to dividends on the shares of the Corporation owned beneficially directly or indirectly by the Record Holder or any Stockholder Associated Person of the Record Holder that are separated or separable from the underlying shares of the Corporation;

(vii)    any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which the Record Holder or any Stockholder Associated Person of the Record Holder is, directly or indirectly, a general partner, manager or managing member or, directly or indirectly, controls a general partner, manager or managing member of such a general or limited partnership or limited liability company;

(viii)    any performance-related fees (other than an asset-based fee) that the Record Holder or any Stockholder Associated Person of the Record Holder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments or short interests, if any;

(ix)    any significant equity interests or any Derivative Instruments of any principal competitor of the Corporation held by the Record Holder or any Stockholder Associated Person of the Record Holder;

(x)    any direct or indirect interest of the Record Holder or any Stockholder Associated Person of the Record Holder in any material contract or agreement with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including any employment agreement, collective bargaining agreement or consulting agreement);

(xi)    a representation that the Record Holder is a stockholder of record of the Corporation entitled to vote at the meeting and that such Record Holder intends to appear in person or by proxy at the meeting to nominate the person(s) named or propose the business specified in the notice;

(xii)    a representation as to whether or not the Record Holder intends (or is part of a group that intends) to (A) deliver a proxy statement and/or form of proxy to holders of at least the percentage of voting power of all of the shares of capital stock of the Corporation required under applicable law to carry the proposal or elect the nominee and (B) solicit proxies in support of director nominees other than the Corporation’s nominees in compliance with the requirements of Rule 14a-19 under the Exchange Act, including a statement that a party intends to solicit the holders of shares representing at least sixty-seven percent (67%) of the voting power of shares entitled to vote on the election of directors, and/or otherwise to solicit proxies from stockholders in support of such proposal or nomination;

(xiii)    a certification regarding whether or not such Record Holder and any Stockholder Associated Person of the Record Holder have complied with all applicable federal, state and other legal requirements in connection with such Record Holder’s and/or Stockholder Associated Persons’ acquisition of shares or other securities of the Corporation, if any, and/or such Record Holder’s and/or Stockholder Associated Persons’ acts or omissions as a stockholder of the Corporation;

(xiv)    any other information relating to the Record Holder and/or Stockholder Associated Person of the Record Holder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder; and

(xv)    any other information as reasonably requested by the Corporation.

Such information shall be provided as of the date of the notice and shall be supplemented by the Record Holder not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date.

For purposes of these Bylaws “Stockholder Associated Person” shall mean, with respect to any stockholder, (A) any beneficial owner of shares of stock of the Corporation on whose behalf any proposal or nomination is made by such stockholder; (B) any affiliates or associates of such stockholder or any beneficial owner described in clause (A); and (C) any affiliate who controls such stockholder or any beneficial owner described in clause (A).

(d) As to any business, other than the nomination of a person for election or reelection as a director, that the Record Holder proposes to bring before the meeting, in addition to the matters set forth in paragraph (c) above, such Record Holder’s notice shall set forth:

(i)    a reasonably detailed description of the business desired to be brought before the meeting (including the text of any resolutions proposed for consideration), the reasons for conducting such business at the meeting, and any material direct or indirect interest of the Record Holder or any Stockholder Associated Person of the Record Holder in such business; and

(ii)    a reasonably detailed description of all agreements, arrangements and understandings, direct and indirect, between the Record Holder, and any other person or persons (including their names) in connection with the proposal of such business by the Record Holder.

(e) As to each person whom the Record Holder proposes to nominate for election or reelection as a director, in addition to the matters set forth in paragraph (c) above, such Record Holder’s notice shall set forth:

(i)    all information relating to the nominee (including, without limitation, the nominee’s name, age, business and residence address and principal occupation or employment and the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by the nominee) that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations thereunder (including such person’s written consent to being named in a proxy statement as a nominee and to serving as a director if elected);

(ii)    a description of any agreements, arrangements and understandings between or among the Record Holder or any Stockholder Associated Person of the Record Holder, on the one hand, and any other persons (including any Stockholder Associated Person of the Record Holder), on the other hand, in connection with the nomination of such person for election as a director; and

(iii)    a description of all direct and indirect compensation and other material monetary agreements, arrangements, and understandings during the past three years, and any other material relationships, between or among the Record Holder and respective affiliates and associates, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the Record Holder making the nomination or on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of Item 404 and the nominee were a director or executive officer of such registrant.

With respect to each nominee for election or reelection to the Board of Directors, the Record Holder shall include a completed and signed questionnaire, representation, and agreement required by Section 2.15 of these Bylaws. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of the proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of the nominee. The number of nominees a Record Holder may nominate for election at an annual or special meeting (or in the case of Record Holder giving the notice on behalf of a beneficial owner, the number of nominees a Record Holder may nominate for election at the annual or special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual or special meeting.

(f) In addition to the other requirements of this Section 2.14, (i) no stockholder or other party shall solicit proxies in support of any nominees, other than such nominees who were nominated by the Board of Directors, unless such stockholder and other party have complied with Rule 14a-19 under the Exchange Act in connection with the solicitation of such proxies, including the provision to the Corporation of notices required hereunder in a timely manner, and (ii) if such stockholder or other party (1) provides notice pursuant to Rule 14a-19(b) under the Exchange Act and (2) subsequently fails to comply with any of the requirements of Rule 14a-19 under the Exchange Act, then the Corporation shall disregard any proxies or votes solicited for such stockholder’s nominees. Upon request by the Corporation, if any stockholder or other party provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such stockholder or other party shall deliver to the Secretary of the Corporation at the principal executive offices of the Corporation, not later than five (5) business days prior to the applicable meeting, reasonable evidence that such stockholder and/or other party has met the requirements of Rule 14a-19 under the Exchange Act.

(g) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (A) is a stockholder of record at the time of giving of notice provided for in this Section and at the time of the special meeting, (B) is entitled to vote on the election of directors at the meeting and (C) complies with the notice procedures set forth in this Section. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any stockholder described in Section 2.14(g)(ii) of these Bylaws may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Section 2.14(b) of these Bylaws (as if such special meeting was an annual meeting) shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(h) Only those persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors. Only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws. If any information submitted pursuant to this Section 2.14 by any stockholder proposing individuals to nominate for election or reelection as a director or business for consideration at a stockholder meeting shall be inaccurate in any material respect (as determined by the Board of Directors or a committee thereof), such information shall be deemed not to have been provided in accordance with this Section 2.14. Notwithstanding the foregoing provisions of this Section 2.14, unless otherwise required by law, or otherwise determined by law or the Chair of the meeting, if the stockholder (or a qualified representative of the stockholder)

does not appear at the annual or special meeting of stockholders to present a nomination or other business, such nomination shall be disregarded and such other business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. Except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws, the Chair of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in compliance with the procedures set forth in these Bylaws and, if he or she should determine that any proposed nomination or business is not in compliance with these Bylaws, he or she shall so declare to the meeting and any such nomination or business not properly brought before the meeting shall be disregarded or not be transacted.

(i) Nothing in these Bylaws shall be deemed to (i) affect any rights of (A) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) the holders of any series of preferred stock, if any, if so provided under the Certificate of Incorporation.

Section 2.15    Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation by a Record Holder, a person must complete and deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.14 of these Bylaws) to the Secretary at the principal executive offices of the Corporation a written questionnaire providing the information requested about the background and qualifications of such person and the background of any other person or entity on whose behalf the nomination is being made and a written representation and agreement (the questionnaire, representation, and agreement to be in the form provided by the Secretary upon written request) that such person:

(a) is not and will not become a party to:

(i)    any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation, or

(ii)    any Voting Commitment that could limit or interfere with the person’s ability to comply, if elected as a director of the Corporation, with the person’s fiduciary duties under applicable law;

(b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation; and

(c) in the person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, resignation, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

ARTICLE 3

Directors

Section 3.1    Number and Term of Office. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. The number of directors that shall constitute the whole Board shall be fixed from time to time by resolution of the Board of Directors and shall consist of not more than twelve (12) members. The directors shall be classified into three (3) classes, with each class as nearly equal in number as possible. The Board of Directors may from time to time establish minimum qualifications for eligibility to become a director. Those qualifications may include, but shall not be limited to, a prerequisite stock ownership in the Corporation.

Section 3.2    Place of Meetings. Meetings of the Board of Directors may be held at any place, if any, within or without the State of Delaware, from time to time as designated by the Chair of the Board or by the body or person calling such meeting.

Section 3.3    Annual Meetings. As soon as practicable after each annual meeting of stockholders and without further notice, the directors elected at such meeting shall hold the annual meeting of the Board of Directors at the place at which such meeting of stockholders took place, if any, provided a majority of the whole Board of Directors is present. If such a majority is not present, such meeting may be held at any other time or place, if any, which may be specified in a notice given in the manner provided for special meetings of the Board of Directors or in a waiver of notice thereof.

Section 3.4    Regular Meetings. Regular meetings of the Board of Directors shall be held at such times as may be determined by the Board of Directors. No notice shall be required for any regular meeting.

Section 3.5    Special Meetings. Special meetings of the Board of Directors may be called by the Chair of the Board, the Lead Director or the Chief Executive Officer. Notice of any special meeting shall be mailed to each director at that director’s residence or usual place of business not later than three (3) days before the day on which the meeting is to be held, or shall be given to that director by telegraph, by overnight express mail service, personally, facsimile, email or by telephone, not later than twenty-four (24) hours before the time of such meeting. Notice of any meeting of the Board of Directors need not be given to any director if that director signs a written waiver thereof either before or after the time stated therein. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 3.6    Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the Board of Directors or of such committee.

Section 3.7    Presiding Officer and Secretary at Meetings. Each meeting of the Board of Directors shall be presided over by the Chair of the Board, or in his or her absence, by the Chief Executive Officer, and if none is present, then by such member of the Board of Directors as shall be chosen at the meeting.

Section 3.8    Quorum; Vote Required. A majority of the total number of directors shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of those present (or if only one be present, then that one) may adjourn the meeting, without notice other than announcement at the meeting, until such time as a quorum is present. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 3.9    Meeting by Telephone. Members of the Board of Directors or of any committee thereof may participate in a meeting of the Board of Directors or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person at such meeting.

Section 3.10    Compensation. Directors shall receive such compensation and expense reimbursements for their services as directors or as members of committees as set by the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

Section 3.11    Resignations. Any director, member of a committee or other officer may resign at any time by giving written notice thereof to the Chair of the Board or the Chief Executive Officer. Such resignation shall be effective at the time of its receipt, unless a date certain is specified for it to take effect. Acceptance of any resignation shall not be necessary to make it effective.

Section 3.12    Removal of Directors. Except as otherwise required by law, any director may be removed for cause by vote of the holders of a majority of the shares then entitled to vote at an election of directors.

Section 3.13    Filling of Vacancies. In case of a vacancy created by an increase in the number of directors or any vacancy created by death, removal, or resignation, the vacancy or vacancies may be filled either (a) by the Board of Directors, or (b) by the stockholders. In the case of a director appointed to fill a vacancy created by an increase in the number of directors, the director so appointed shall hold office for the term to which his predecessor was elected or until his successor is elected. In the case of a director appointed to fill a vacancy created by the death, removal or resignation of a director, the newly appointed director shall hold office for the term to which his predecessor was elected or until his successor is elected.

Section 3.14    The Chair of the Board. The Board of Directors shall annually elect one of its members to serve as Chair of the Board and shall fill any vacancy in the position of Chair of the Board at such time and in such manner as the Board of Directors shall determine. Except as otherwise provided in these Bylaws, the Chair of the Board shall preside at all meetings of the Board of Directors, of stockholders and of its Executive Committee. The Chair of the Board shall report to the Board of Directors and shall perform such other duties and services as shall be assigned to or required of the Chair of the Board by the Board of Directors.

ARTICLE 4

Committees

The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each such committee to consist of one or more directors of the Corporation. A majority of the members then serving on a committee of the Board shall constitute a quorum for the transaction of business at any meeting, and the vote of a majority of the members thereof present at any meeting at which a quorum is present shall be the act of such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in such resolution or resolutions, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have such power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger.

ARTICLE 5

The Officers

Section 5.1    Designation. The Corporation shall have such officers with such titles and duties as set forth in these Bylaws or in a resolution of the Board of Directors adopted on or after the effective date of these Bylaws.

Section 5.2    Election and Qualification. The officers of the Corporation shall consist of a minimum of a Chief Executive Officer and Secretary, each of whom shall be appointed by the Board of Directors. The Board of Directors, in its discretion, may also elect such other officers and agents as the Board of Directors may deem advisable. Any two or more offices may be held by the same person. None of the officers of the Corporation need be directors.

Section 5.3    Term of Office. Officers shall be chosen in such manner and shall hold their offices for such term as determined by the Board of Directors. Each officer shall hold office from the time of his or her election and qualification to the time at which his or her successor is elected and qualified, or until his or her earlier resignation, removal or death.

Section 5.4    Resignation. Any officer of the Corporation may resign at any time by giving written notice of such resignation to the Chair of the Board or to the Chief Executive Officer. Any such resignation shall take effect at the time specified therein or, if no time be specified, upon receipt thereof by the Chair of the Board or the Chief Executive Officer. The acceptance of such resignation shall not be necessary to make it effective.

Section 5.5    Removal. Any officer may be removed at any time, with or without cause, by the Board of Directors.

Section 5.6    Compensation. The compensation of each officer shall be determined by the Board of Directors.

Section 5.7    Chief Executive Officer. The Chief Executive Officer shall, subject to the direction of the Board of Directors, establish and implement the business plans, policies and procedures of the Corporation. The Chief Executive Officer shall report to the Board of Directors, shall preside over meetings of the Board in the absence of the Chair of the Board, and shall have general authority to execute bonds, deeds and contracts in the name of and on behalf of the Corporation and in general to exercise all the powers generally appertaining to the Chief Executive Officer of a corporation.

Section 5.8    Chief Financial Officer. The Chief Financial Officer shall have such powers and shall perform such duties as shall be assigned to him or her from time to time by the Chair of the Board, the Chief Executive Officer or the Board of Directors.

Section 5.9    President or Vice President Each President or Vice President shall have such powers and shall perform such duties as shall be assigned to him or her by the Board of Directors.

Section 5.10    Secretary. The Secretary shall attend meetings of the Board of Directors and stockholders and record votes and minutes of such proceedings, subject to the direction of the Chair; assist in issuing calls for meetings of stockholders and directors; keep the seal of the Corporation and affix it to such instruments as may be required from time to time; keep the stock transfer books and other books and records of the Corporation; act as stock transfer agent for the Corporation; attest the Corporation’s execution of instruments when requested and appropriate; make such reports to the Board of Directors as are properly requested; and perform such other duties incident to the office of Secretary and those that may be otherwise assigned to the Secretary from time to time by the Chief Executive Officer or the Chair of the Board.

Section 5.11    Treasurer. The Treasurer shall have custody of all corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. The Treasurer shall deposit or disburse all moneys and other property in the name and to the credit of the Corporation as may be designated by the Chief Executive Officer or the Board of Directors. The Treasurer shall render to the Chief Executive Officer and the Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall perform such other duties incident to the office of Treasurer as the Chief Executive Officer or the Board of Directors shall from time to time designate.

Section 5.12    Other Officers. Each other officer of the Corporation shall have such powers and shall perform such duties as shall be assigned to him or her by the Board of Directors.

Section 5.13    Delegation of Duties. In the absence, disability or refusal of any officer to exercise and perform his or her powers or duties, the Board of Directors may delegate to another officer such powers or duties.

ARTICLE 6

Certificates of Stock,
Transfers of Stock and
Registered Stockholders

Section 6.1    Certificated and Uncertificated Shares. Shares of stock of the Corporation may be represented by stock certificates or uncertificated, as provided under the DGCL. Every holder of stock of the Corporation, upon written request to the transfer agent or registrar of the Corporation, shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, certifying the number and class of shares owned by him or her in the Corporation. Each such certificate shall be signed by, or in the name of the Corporation by any two authorized officers of the Corporation. Any or all of the signatures of the certificate may be a facsimile.

Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, these Bylaws, applicable securities laws or any agreement among any number of stockholders or among such holders and the Corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

Section 6.2    Classes/Series of Stock. The Corporation may issue one or more classes of stock or one or more series of stock within any class thereof, as stated and expressed in the Certificate of Incorporation or of any amendment thereto, any or all of which classes may be stock with par value or stock without par value. The powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, in accordance with the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 6.3    Transfer of Stock. Except as otherwise established by rules and regulations adopted by the Board of Directors, and subject to applicable law, shares of stock may be transferred on the books of the Corporation (a) in the case of shares of stock represented by a certificate, by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, or (b) in the case of uncertificated shares, on proper instructions from the holder of record of such shares or the holder’s legal representative, in either case with such proof of authority or the authenticity of signature as the Corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Certificate of Incorporation or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.

Section 6.4    Holders of Record. Prior to due presentment for registration of transfer, the Corporation may treat the holder of record of a share of its stock as the complete owner thereof exclusively entitled to vote, to receive notifications and otherwise entitled to all the rights and powers of a complete owner thereof, notwithstanding notice of the contrary.

Section 6.5    Lost Stolen, Destroyed, or Mutilated Certificates. A new certificate or stock may be issued to replace a certificate theretofore issued by the Corporation, alleged to have been lost, stolen, destroyed or mutilated, and the Board of Directors or the Chief Executive Officer may require the owner of the lost or destroyed certificate or his or her legal representatives, to give such sum as they may direct to indemnify the Corporation against any expense or loss it may incur on account of the alleged loss of any such certificate.

Section 6.6    Dividends. Subject to the provisions of the Certificate of Incorporation and applicable law, the directors may, out of funds legally available therefor at any annual, regular, or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Dividends may be paid in cash, in property, or in shares of stock of the Corporation. Before declaring any dividends there may be set apart out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time in their discretion deem proper working capital to serve as a reserve fund to meet contingencies or as equalizing dividends or for such other purposes as the directors shall deem in the best interest of the Corporation.

ARTICLE 7

Indemnification of Officers,
Directors, Employees and Agents

Section 7.1    Indemnification Other Than in Action by or in Right of Corporation. To the fullest extent and in the manner permitted by the laws of the State of Delaware and specifically as is permitted under Section 145 of the DGCL or its successor or any other law which may hereafter be enacted granting to a corporation the powers of indemnification, the Corporation shall indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in and not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. Determination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in and not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that this conduct was lawful.

Section 7.2    Indemnification in Action by or in Right of Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 7.3    Further Indemnity. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 7.1 or 7.2 of these Bylaws above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection therewith.

Section 7.4    Limitations on Indemnity. Any indemnification under the provisions of Section 7.1 or 7.2 of these Bylaws above, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in circumstances because he has met the applicable standard of conduct set forth in Section 7.1 or 7.2 of these Bylaws, as applicable. Such determination shall be made:

(a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or

(b) if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

(c) by the stockholders.

Section 7.5    Advance of Indemnification Expenses. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such director or officer to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized by the provisions of this section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

Section 7.6    Other Indemnification. The indemnification herein provided shall not limit the Corporation from providing any other indemnification permitted by law nor shall it be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7.7    Insurance. The Corporation may purchase and maintain on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under these provisions.

Section 7.8    Other Entities. For the purposes of this section, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he/she would have with respect to such constituent corporation if its separate existence had continued.

ARTICLE 8

Miscellaneous

Section 8.1    Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

Section 8.2    Corporate Seal. The corporate seal shall be in such form as the Board of Directors may from time to time prescribe and the same may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 8.3    Severability. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of the remaining provisions hereof.

ARTICLE 9

Amendment of Bylaws

These Bylaws may be made, altered, or repealed, or new bylaws may be adopted by the stockholders or the Board of Directors.

Approval of Directors

The foregoing Amended and Restated Bylaws were adopted by the Directors of CBIZ, Inc., a Delaware corporation, on the 12th day of November, 2025.